UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2021

Frontier Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40304	46-3681866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way Denver, CO 80239
(Address of Principal Executive Offices) (Zip Code)

(720) 374-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2021, Frontier Group Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing that the Board of Directors (the “Board”) of the Company had elected Ofelia Kumpf to serve as a director of the Company, effective July 16, 2021. At the time of the filing of the Initial 8-K, the Board had not determined Ms. Kumpf’s committee assignments.

This Amendment No. 1 to the Initial 8-K is being filed solely to disclose that, on November 9, 2021, the Board appointed Ms. Kumpf to its Compensation Committee, effective immediately. Ms. Kumpf is an independent director under applicable Nasdaq listing rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

By:	/s/ Howard M. Diamond
Name:	Howard M. Diamond
Title:	General Counsel and Secretary

Date: November 9, 2021